For border crossing information, please see p. 59


EXHIBIT 99.1
Page 1 of 3
SIERRA KAOLIN LOCATION MAP
NEAR WINSTON, NM
© Rand McNally
COLORADO
UTAH
ARIZONA
TEXAS
OKLA.
MEXICO
CHIHUAHUA
Farmington
Gallup
Albuquerque
Santa Fe
Las Vegas
Rio Rancho
Los Alamos
Raton
Taos
Clayton
Tucumcari
Clovis
Portales
Socorro
Roswell
Artesia
Alamogordo
Truth or Consequences
Las Cruces
Silver City
Deming
Lordsburg
Carlsbad
Hobbs
El Paso
Ciudad Juárez
Winston
SAN ANDRES MTS.

New Mexico

Population: 1,874,614
Land area: 121,356 sq. mi.
Capital: Santa Fe

Cities and Towns

Acomita	D-2
Alameda	D-3
Alamogordo	G-4
Albuquerque	D-3
Anthony	H-3
Artesia	G-6
Aztec	B-2
Bayard	G-2
Belen	D-3
Bernalillo	D-3
Bloomfield	B-2
Bluewater	D-2
Capitan	F-5
Carlsbad	G-6
Carrizozo	F-4
Cedar Crest	D-4
Central	G-2
Chama	A-3
Chimayo	C-4
Cimarron	B-5
Clayton	B-7
Cloudcroft	G-4
Clovis	E-7
Columbus	H-2
Crownpoint	C-2
Cuba	C-3
Deming	H-2
Dexter	F-6
Dulce	A-3
Edgewood	D-4
Española	C-4
Estancia	D-4
Eunice	G-7
Farmington	B-2
Fort Sumner	E-6
Gallup	C-1
Grants	D-2
Hagerman	F-6
Hatch	G-3
Hobbs	G-7
Hurley	G-2
Jal	H-7
Jemez Springs	C-3
La Luz	G-4
Laguna	D-3
Las Cruces	G-3
Las Vegas	C-5
Logan	C-7
Lordsburg	G-1
Los Alamos	C-4
Los Lunas	D-3
Loving	H-6
Lovington	G-7
Magdalena	E-3
Melrose	E-7
Mescalero	F-4
Mesquite	H-3
Milan	D-2
Mora	C-5
Mosquero	C-6
Mountainair	E-4
Newcomb	B-1
Organ	G-3
Pecos	C-4
Penasco	B-4
Pojoaque Valley	C-4
Portales	E-7
Questa	B-4
Ranchos de Taos	B-4
Raton	A-6
Reserve	F-1
Roswell	F-6
Ruidoso	F-5
San Antonio	E-3
San Rafael	D-2
Santa Cruz	C-4
Santa Fe	C-4
Santa Rosa	D-5
Santo Domingo Pueblo	C-4
Shiprock	B-1
Silver City	G-2
Socorro	E-3
Springer	B-6
Sunland Park	H-3
Taos	B-5
Tatum	F-7
Texico	E-7
Tierra Amarilla	B-3
Tohatchi	C-1
Truth or Consequences	F-3
Tucumcari	D-7
Tularosa	G-4
University Park	H-3
Vaughn	E-5
Zuni	D-1

EXHIBIT 99.1
PAGE 2 of 3


MARFA ZEOLITE LOCATION MAP
NEAR MARFA, TX
Roswell
Alamogordo
Artesia
Carlsbad
Hobbs
Las Cruces
El Paso
Ciudad Juárez
Lubbock
Midland
Odessa
Big Spring
Abilene
San Angelo
Fort Stockton
Alpine
Marfa
Fort Davis
Presidio
Ojinaga
Chihuahua
Van Horn
Pecos
Monahans
Fredericksburg
Kerrville
Uvalde
Del Rio
Piedras Negras
Eagle Pass
Laredo
Nuevo Laredo
Monclova
Monterrey
Amarillo
Dalhart
Dumas
Borger
Pampa
Canyon
Hereford
Plainview
Clovis
Childress
NEW MEXICO
MEXICO
OKLAHOMA
CHIHUAHUA
COAHUILA
NUEVO LEÓN
Rio Grande


EXHIBIT 99.1
PAGE 3 of 3
BEAVER ZEOLITE LOCATION MAP
NEAR BEAVER, UTAH
Salt Lake City
Provo
Orem
Ogden
Logan
Brigham City
Beaver
Cedar City
St. George
Green River
Rock Springs
Evanston
WYOMING
NEVADA
COLORADO
ARIZONA
© Rand McNally

Utah

Population: 2,351,467
Land area: 82,144 sq. mi.
Capital: Salt Lake City

Cities and Towns

City	Grid
American Fork	D-4
Antimony	G-3
Aurora	F-3
Beaver	G-2
Blanding	H-7
Bountiful	C-4
Brigham City	B-3
Castle Dale	F-5
Cedar City	H-2
Circleville	G-3
Clearfield	B-3
Coalville	C-4
Copperton	C-3
Delta	E-3
Duchesne	D-5
East Carbon	E-5
Elsinore	F-3
Enterprise	H-1
Ephraim	E-4
Escalante	H-4
Eureka	D-3
Fairview	E-4
Farmington	C-4
Ferron	F-4
Fillmore	F-3
Fort Duchesne	D-6
Fountain Green	E-4
Grantsville	C-3
Green River	F-6
Gunnison	F-4
Heber City	C-4
Helper	E-5
Hinckley	E-3
Holladay	C-4
Huntington	E-5
Huntsville	B-4
Hurricane	I-2
Junction	G-3
Kanab	I-3
Kaysville	B-4
La Verkin	I-2
Layton	B-3
Lehi	D-4
Loa	G-4
Logan	A-4
Manila	C-6
Manti	E-4
Milford	G-2
Minersville	G-2
Moab	F-6
Mona	E-4
Monticello	H-7
Morgan	C-4
Moroni	E-4
Mount Pleasant	E-4
Murray	C-4
Myton	D-6
Neola	C-6
Nephi	E-4
Newton	A-3
Oak City	E-3
Oakley	C-4
Ogden	B-3
Orangeville	E-5
Orem	D-4
Ouray	D-6
Panguitch	H-3
Park City	C-4
Parowan	H-2
Payson	D-4
Plain City	B-3
Pleasant Grove	D-4
Price	E-5
Provo	D-4
Randolph	B-4
Richfield	F-3
Richmond	A-4
Roosevelt	D-6
Roy	B-3
St. George	I-1
Salina	F-4
Salt Lake City	C-4
Sandy	C-4
Santaquin	D-4
Smithfield	A-4
Spanish Fork	D-4
Spring City	E-4
Springville	D-4
Tooele	C-3
Tremonton	A-3
Vernal	C-6
Virgin	I-2
Wellington	E-5
Wendover	C-1
West Jordan	C-4
W. Valley City	C-3